LETTER FROM ANTHONY J. ROBERTS, SR. TO THE BOARD OF DIRECTORS OF AVENTURA HOLDINGS, INC.


    Miami,  Florida  -  May  15,  2006

    To  the  Board  of  Directors  of  Aventura  Holdings,  Inc.:

    It is with regret that I resign effective immediately from the Board of Directors of Aventura Holdings, Inc. I am proud of my service and role in reshaping the Company.

    I request you disclose this letter and file a copy as an exhibit to a Company Form 8-K.

                                             Respectfully  submitted,
                                             /s/Anthony  J.  Roberts,  Sr.
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